Exhibit 21

Entity Name	Place of Incorporation
Tyson Foods, Inc.	Delaware (1986)
Subsidiaries 100% owned unless otherwise noted
FPPCI Acquisition, Inc.	Delaware (2008)
Global Employment Services, Inc.	Delaware (1993)
National Comp Care Inc.	Delaware (1995)
Oaklawn Capital Corporation	Delaware (1995)
The Pork Group, Inc.	Delaware (1998)
TyNet Corporation	Delaware (1995)
Tyson Breeders, Inc.	Delaware (1971)
Tyson International Company, Ltd.	Bermuda (1993)
Tyson Mexican Original, Inc.	Delaware (1998)
Tyson Pet Products, Inc.	Delaware (2005)
Tyson Poultry, Inc.	Delaware (1998)
Tyson Receivables Corporation	Delaware (2001)
Tyson Sales and Distribution, Inc.	Delaware (1998)
Tyson Shared Services, Inc.	Delaware (1998)

Tyson Chicken, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1997)
Hudson Midwest Foods, Inc.	Nebraska (1996)

Tyson Farms, Inc. (Subsidiary of Tyson Foods, Inc.)	North Carolina (1968)
Central Industries, Inc.	Mississippi (1964)

Tyson Fresh Meats, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (2000)
Tyson Processing Services, Inc.	Delaware (1997)
The IBP Foods Co.	Delaware (1999)
Tyson Hog Markets, Inc.	Delaware (1972)
IBP Caribbean, Inc.	Cayman Islands (1997)
IBP Redevelopment Corporation	Missouri (2000)
Tyson Service Center Corp.	Delaware (1979)
Tyson of Wisconsin, Inc.	Delaware (1989)
Madison Foods, Inc.	Delaware (1998)
PBX, inc.	Delaware (1974)
Rural Energy Systems, Inc.	Delaware (1984)
Texas Transfer, Inc.	Texas (1987)
Tyson Canada Finance LP	New Brunswick, Canada (2003)

Tyson International Service Center, Inc. (Subsidiary of Tyson Fresh Meats, Inc.)	Delaware (1973)
Tyson International Service Center, Inc. Asia	Delaware (1985)
Tyson International Service Center, Inc. Europe	Delaware (1985)

IBP Foodservice, L.L.C. (78% owned by Tyson Fresh Meats, Inc.; 22% owned by IBP Caribbean, Inc.)	Delaware (1997)

Foodbrands America, Inc. (Subsidiary of IBP Foodservice, L.L.C.)	Delaware (1994)
The Bruss Company	Illinois (1956)
CBFA Management Corp.	Delaware (1998)
Foodbrands Supply Chain Services, Inc.	Delaware (1992)
Wilton Foods, Inc.	New York (1964)
Zemco Industries, Inc.	Delaware (1969)

Tyson Deli, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Tyson Prepared Foods, Inc.	Delaware (2003)

Tyson Refrigerated Processed Meats, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (2003)
Carolina Brand Foods, LLC	North Carolina (2000)

DFG Foods, Inc. (Subsidiary of Foodbrands America, Inc.)	Delaware (1998)
DFG Foods, LLC	Oklahoma (1998)

New Canada Holdings, Inc. (85.84% owned by Tyson Fresh Meats, Inc.; 14.16% owned by Cobb-Vantress, Inc.)	Delaware (2007)
Tyson China Holding 3 Limited	Hong Kong (2009)
Haimen Tyson Poultry Development Co., Ltd.	China (2008)
Jiangsu Tyson Foods Co., Ltd.	China (2008)

Tyson International Holding Company (Subsidiary of New Canada Holdings, Inc.)	Delaware (1994)
Oaklawn Sales Ltd.	British Virgin Islands (1995)
Tyson India Holdings, Ltd.	Republic of Mauritus (2008)
Tyson China Holding Limited	Hong Kong (2008)
Tyson China Holding 2 Limited	Hong Kong (2009)

Tyson International Holding Sárl (Subsidiary of New Canada Holdings, Inc.)	Luxembourg (2003)

Tyson Global Holding Sárl (Subsidiary of Tyson International Holdings Sárl)	Luxembourg (2009)
Tyson Delaware Holdings, LLC	Delaware (2003)
Tyson Americas Holding Sárl	Luxembourg (2009)

Tyson International Holding S.C.A. (.1% owned by Tyson Americas Holdings Sárl; 99.9% owned by Tyson Global Holding Sárl)	Luxembourg (2003)
Cobb-Vantress Brasil Ltda.	Brazil (1995)
Hybro Genetics Brasil Ltda.	Brazil (2005)
Tyson Do Brasil Alimentos Ltda.	Brazil (1975)
Tyson Brasil Investimentos I Ltda.	Brazil (2008)
Tyson Brasil Investimentos II Ltda.	Brazil (2008)
Tyson Brasil Investimentos III Ltda.	Brazil (2008)

Cobb Europe B.V. (Subsidiary of Tyson International Holding S.C.A.)	The Netherlands (1994)
Hybro B.V.	The Netherlands (1959)
Avex S.A.	Peru (2006)
Fortune G-P Farms Ltd.	Sri Lanka (2004)

IBP Finance Company of Canada (Subsidiary of Tyson Americas Holding Sárl)	Nova Scotia, Canada (1997)

Alberta Farm Industries ULC (Subsidiary of IBP Finance Company of Canada)	Alberta, Canada (1994)
Provemex Holdings, LLC	Delaware (2005)
1385606 Alberta ULC	Alberta, Canada (2008)
Alberta Feeders Partnership	Alberta, Canada (2001)
Cobb Breeders B.V.	The Netherlands (1994)

Cobb Europe Limited (Subsidiary of Alberta Farm Industries ULC)	United Kingdom (1974)
Cobb Poland B.V. Sp. z o.o	Poland (1996)
Cobb-Istanbul Ana Damizlik Isletmeleri Ve Ticaret A.S.	Turkey (2001)
Cobb France Eurl	France (1990)
Kabir International S.R.L.	Italy (2004)

JOINT VENTURES/PARTNERSHIPS
Cactus Argentina S.A.	Argentina (1998)
Carneco Foods, LLC	Oklahoma (2000)
Changyi Tyson Xinchang Foods Co., Ltd.	China (1995)
Changyi Tyson Xinchang Poultry Co., Ltd.	China (2005)
Changyi Tyson Xinsheng Foods Co., Ltd.	China (2000)
Dorada Poultry LLC	Oklahoma (2010)
Dynamic Fuels, LLC	Delaware (2007)
Exportaciones Agroindustriales Argentinas S.A.	Argentina (1994)
Godrej Tyson Foods Limited	India (2008)
Nacrail, LLC	Delaware (2001)
Overseas Distribution Solutions, L.L.C.	Georgia (1999)
Professor Connor’s, Inc.	Delaware (2004)
Rizhao Tyson Xinchang Poultry Company, Ltd.	China (2009)
Shandong Sand’s Food and Development Co. Ltd.	China (Inactive) (1995)
Shandong Tyson Da Long Food Company Limited	China (2001)
Shandong Tyson Xinchang Foods Company, Ltd.	China (2009)
Shandong Tyson Yuansheng Duck Co., Ltd.	China (2004)
Shandong Tyson Shengde Foods Co., Ltd.	China (2002)
Weifang Tyson Xinchang Feed Co., Ltd.	China (1998)

TYSON DE MEXICO, S. DE R.L. DE C.V.
Tyson de Mexico, S. de R.L. de C.V.	Mexico (1984)
Avicultores Tecnicos, S. de R.L. de C.V.	Mexico (1985)
Comercializadora Avemex, S. de R.L. de C.V.	Mexico (1992)
Corporativo Orvin, S. de R.L. de C.V.	Mexico (1989)
Empresas Provemex, S. de R.L. de C.V.	Mexico (1972)
Laboral Gomez Palantina, S. de R.L. de C.V.	Mexico (1988)
Provemex Avicola, S. de R.L. de C.V.	Mexico (1974)

Cobb-Vantress, Inc.
Cobb-Vantress, Inc. (Subsidiary of Tyson Foods, Inc.)	Delaware (1986)
Cobb Caribe, S.A.	Dominican Republic (2001)
Cobb Espanola SA	Spain (1969)
Matsusaka Farm Co., Ltd.	Japan (1967)
Progenitores Avicolas, C.A.	Venezuela (1967)
Venco Research and Breeding Farm Limited	India (1980)
Reproductores Cobb S.A.	Argentina (1999)
Cobb-Russia LLC	Delaware (2006)
OOO Broiler Budeshego (Broiler of the Future, LLC)	Russia (2004)

Cobb-Vantress Philippines, Inc. (99.99% owned by Cobb-Vantress, Inc.; .01% owned by 7 individuals)	Philippines (2003)
C.V. Holdings, Inc.	Philippines (2003)